Exhibit 10.1

GLOBAL GEOPHYSICAL SERVICES, INC.
AMENDMENT NO. 1 AND WAIVER TO FINANCING AGREEMENT

August  15, 2014

WHEREAS, this Amendment No. 1 and Waiver to Financing Agreement (this “Amendment”) is executed and delivered in connection with the Financing Agreement dated as of April 14, 2014 (the “Financing Agreement”) by and among Global Geophysical Services, Inc., as debtor and debtor-in-possession (the “Borrower”), the subsidiaries of the Borrower from time to time parties thereto as guarantors (together with the Borrower, the “Loan Parties”), the lenders from time to time party thereto (the “Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”).  All capitalized terms used herein that are not defined herein are used herein with the meanings set forth in the Financing Agreement;

WHEREAS, pursuant to the Financing Agreement and the other Loan Documents, the Loan Parties are required to deliver to the Agent and the Lenders certain Control Agreements with respect to Deposit Accounts and Securities Accounts of the Loan Parties (the “Control Agreement Requirement”);

WHEREAS, the Loan Parties, the Agent and the Required Lenders, and each of their counsel, have been unable to agree on the terms and provisions of a Control Agreement with respect to the Deposit Accounts of the Loan Parties maintained at Wells Fargo Bank, National Association (collectively, the “Wells Fargo Account”) that will adequately protect the rights of the Lenders, despite commercially reasonable efforts on the part of the Loan Parties and the advisors to the Lenders to reach such an agreement;

WHEREAS, the Borrower has requested that the Lenders (i) waive the Control Agreement Requirement with respect to the Wells Fargo Account and (ii) amend the Financing Agreement as further set forth herein; and

WHEREAS, the Required Lenders are willing to (i) waive the Control Agreement Requirement with respect to the Wells Fargo Account and (ii) amend the Financing Agreement as further set forth herein, in each case solely subject to the terms and conditions set forth herein;

NOW THEREFORE, pursuant to and in compliance with the terms of Section 11.5 of the Financing Agreement and for fair and valuable consideration, the Required Lenders and the Agent hereby agree as follows:

I.           WAIVER.   The Control Agreement Requirement shall be, and hereby is, waived with respect to the Wells Fargo Account for all purposes under the Loan Documents; provided that, until such time as a Control Agreement is delivered with respect to the Wells Fargo Account, at no time shall the balance of the Wells Fargo Account exceed $500,000 in the aggregate.

II.           AMENDMENTS TO FINANCING AGREEMENT.

(a)           Section 1.1 of the Financing Agreement shall be, and it hereby is, effective as of the Amendment Effective Date (as defined below), amended to add the following defined term in the appropriate alphabetical order:

“Gazprom Agreement” shall mean that certain Contract No. EB-0014-14 for Provision of 2D Land Seismic Data Acquisition in Halabja Block dated as of May 25, 2014 between Global Geophysical Services Ltd., a limited liability company incorporated in the Cayman Islands, and Gazprom Neft Middle East B.V., a private limited liability company formed under the laws of the Netherlands (as amended, restated or otherwise modified from time to time).

(b)           Section 1.1 of the Financing Agreement shall be, and it hereby is, effective as of the Amendment Effective Date (as defined below), amended to amend and restate the following defined term in its entirety as follows:

“Permitted Priority Liens” means Liens permitted under clauses (c), (d), (e), (k), (m), (r) and (u) of the definition of the term “Permitted Lien”.

(c)           Section 7.17 of the Financing Agreement shall be, and it hereby is, effective as of the Amendment Effective Date, amended and restated in its entirety as follows:

“Section 7.17  Deposit Accounts and Securities Accounts      No Loan Party shall (a) establish or maintain a Deposit Account or a Securities Account in the United States that is not subject to a Control Agreement following the date on which Control Agreements are required to be delivered hereunder, (b) permit the aggregate amount of Cash and Cash Equivalents of any Loan Party or any Subsidiary of any Loan Party maintained outside the United States to exceed $1,500,000 at any time (excluding (i) amounts maintained in Brazil, Colombia, Kurdistan or Canada or (ii) as of any date, amounts received by any Loan Party or any Subsidiary of any Loan Party under the Gazprom Agreement not more than 7 Business Days prior to such date), (c) fail to repatriate to Deposit Accounts of the Loan Parties located in the United States subject to a Control Agreement all cash (net of any taxes payable as a result of such repatriation) maintained in the accounts of any Loan Party or any Subsidiary of any Loan Party maintained in Colombia in excess of the sum of $1,000,000 and the amounts due with respect to payroll and accounts payable (which shall not exceed $5,000,000) within the following two weeks and payable in Colombia, (d) fail to repatriate to Deposit Accounts of the Loan Parties located in the United States subject to a Control Agreement all cash (net of any taxes payable as a result of such repatriation) maintained in the accounts of any Loan Party or any Subsidiary of any Loan Party maintained in Kurdistan in excess of the sum of (x) $1,000,000, (y) amounts due with respect to payroll and accounts payable (which shall not exceed $4,000,000) within the following two weeks and payable in Kurdistan and (z) as of any date, amounts received by any Loan Party or any Subsidiary of any Loan Party under the Gazprom Agreement not more than 7 Business Days prior to such date, (e) fail to repatriate to Deposit Accounts of the Loan Parties located in the United States subject to a Control Agreement all cash (net of any taxes payable as a result of such repatriation) maintained in the accounts of any Loan Party or any Subsidiary of any Loan Party maintained in Canada in excess of the sum of $1,000,000 and the amounts due with respect to payroll and accounts payable (which shall not exceed $500,000) within the following two weeks and payable in Canada, (f) fail to repatriate to Deposit Accounts of the Loan Parties located in the United States subject to a Control Agreement all cash (net of any taxes payable as a result of such repatriation) maintained in the accounts of any Loan Party or any Subsidiary of any Loan Party maintained in Brazil in excess of $10,000,000, provided that the Loan Parties shall use commercially reasonable efforts to immediately repatriate such cash in a manner that will not result in adverse tax consequences, and (e) fail to deposit the proceeds of all accounts receivable of any Loan Party into a Deposit Account in the United States that is subject to a Control Agreement, within one Business Day following receipt by any Loan Party (except as otherwise agreed in writing by the Required Lenders); provided that the Loan Parties shall deliver to counsel to the Lenders, by 5:00 p.m. (NY time) on Wednesday of each week, a good faith estimate, in form and substance reasonably satisfactory to counsel to the Lenders, of the book cash balances, on a country-by-country basis, maintained by the Loan Parties and their respective Subsidiaries outside of the United States, along with good faith estimates for receipts (segmenting accounts receivable and intercompany transfers) and disbursements by country for the prior week.

(d) As of the Amendment Effective Date, Article VII of the Financing Agreement shall be amended by adding the following new Section 7.25:

“Section 7.25.  Bankruptcy Matters.

Except with respect to a plan of reorganization that proposes the immediate indefeasible payment in full in cash (other than cash provided by the Lenders) of the Obligations, no Loan Party shall, or shall permit any of its Subsidiaries to, file any plan of reorganization with the Bankruptcy Court without the prior written consent, as to both form and substance, of the Required Lenders.

Any proposed motion, pleading, application, paper, or document to be filed by a Loan Party or any of its Subsidiaries or controlled Affiliates shall be provided to the Required Lenders and the Creditors’ Committee for their review and comment no later than three days prior to the anticipated filing, and the Debtors shall engage in good faith efforts to consult with the Lenders and the Creditors’ Committee prior to any such filing; provided, however, that no such Loan Party, Subsidiary or Affiliate shall have any obligation in respect of the covenants in this paragraph of Section 7.25, if its management determines, in good faith and on the advice of counsel, that the performance thereof would constitute a breach of any fiduciary obligations to the debtor’s estate of such Person.”

III.           DIRECTION TO THE AGENT.    The undersigned Lenders (constituting the Required Lenders) hereby (i) consent to the execution, delivery and performance of this Amendment by the Agent and (ii) direct the Agent to execute this Amendment and acknowledge and agree that (x) the foregoing directed action constitutes a direction from the Required Lenders under Section 10.3 of the Financing Agreement and (y) Section 10.6, Section 11.2 and Section 11.3 of the Financing Agreement and the exculpatory provisions of Article X of the Financing Agreement shall apply to any and all actions taken or not taken by the Agent in accordance with such direction.

IV.           EFFECTIVENESS OF AMENDMENT.  The effectiveness of the agreements contained herein is conditioned upon (the date on which such conditions having been satisfied being referred to herein as the “Amendment Effective Date”): (a) the Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of (i) the Borrower, (ii) the other Loan Parties party hereto, and (iii) the Required Lenders; (b) the Agent shall have received such additional documentation as reasonably requested by the Required Lenders in connection with this Amendment; and (c) the Borrower shall have paid all reasonable fees and all expenses for which invoices have been presented (including the reasonable and short-form invoiced fees and expenses of legal counsel, financial advisors and consultants) of the Agent and the Required Lenders in connection with this Amendment.

V.           REPRESENTATIONS AND WARRANTIES.  Each of the Borrower and the other Loan Parties party hereto jointly and severally represents and warrants as follows:

(a)           This Amendment has been duly authorized, executed and delivered by it, and each of this Amendment and the Financing Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           On and as of the Amendment Effective Date after giving effect to this Amendment, each of the representations and warranties made by or on behalf of the Borrower or any other Loan Party to the Agent or any Lender in the Financing Agreement or any of the other Loan Documents is true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c)           As of the Amendment Effective Date after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under this Amendment, the Financing Agreement or any other Loan Document.

                (d)          The execution, delivery and performance by each of the Borrower and the other Loan Parties of this Amendment have been duly authorized by all necessary action, and do not and will not (i) contravene the terms of any of that Person’s organizational documents, (ii) conflict with or result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any material contract or other agreement to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, in each case, where such breach, contravention, order, injunction, writ or decree would reasonably be expected to result in a Material Adverse Effect or (iii) violate any material law, rule or regulation of any Governmental Authority in any respect where such violation would reasonably be expected to result in a Material Adverse Effect.

VI.           RATIFICATION.  Each of the Guarantors hereby agrees and consents to this Amendment and to the documents and agreements referred to herein.  Each of the Loan Parties agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, each Guarantor’s guaranty under the Financing Agreement shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of any Guarantor’s guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each of the Loan Parties hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section.  Each of the Loan Parties hereby further acknowledges that the Borrower, the Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of this Amendment or other Loan Documents without notice to or consent from the Guarantors and without affecting the validity or enforceability of any Guarantor’s guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s guaranty.

VII.           NO OTHER AMENDMENTS; CONFIRMATION.  Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent or the Borrower under the Financing Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as modified hereby.  Nothing herein shall be deemed to entitle the Borrower or any Loan Party to any future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement or any other Loan Document in similar or different circumstances.  On and after the Amendment Effective Date, any reference to the Financing Agreement contained in the Loan Documents shall mean the Financing Agreement as amended hereby.

VIII.           APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  The provisions of Sections 11.14, 11.15 and 11.16 of the Financing Agreement shall apply, mutatis mutandis, with respect to any action or proceeding in connection with this Amendment.

IX.           COUNTERPARTS.    This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission (i.e., a “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart hereof.

 [Signature page follows.]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date of this letter pursuant to and in compliance with Section 11.5(e) of the Financing Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Jeffery T. Rose
Name:	Jeffery T. Rose
Title:	Vice President

[Signature Page to Amendment No. 1]

GLOBAL GEOPHYSICAL SERVICES, INC.

By:	/s/ Sean M. Gore
	Name:	Sean M. Gore
	Title:	Senior Vice President and Chief Financial Officer

AUTOSEIS DEVELOPMENT COMPANY

By:	/s/ Sean M. Gore
	Name:	Sean M. Gore
	Title:	Senior Vice President and Chief Financial Officer

AUTOSEIS, INC.

By:	/s/ Sean M. Gore
	Name:	Sean M. Gore
	Title:	Senior Vice President and Chief Financial Officer

GGS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Sean M. Gore
	Name:	Sean M. Gore
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1]

ACCRETE MONITORING, INC.

By:	/s/ Sean M. Gore
	Name:	Sean M. Gore
	Title:	Senior Vice President and Chief Financial Officer

GLOBAL GEOPHYSICAL EAME, INC.

By:	/s/ Sean M. Gore
	Name:	Sean M. Gore
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1]

CANDLEWOOD SPECIAL SITUATIONS MASTER FUND, LTD.
as a Lender

By:	/s/ David Koenig
	Name:	David Koenig
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

CWD OC 522 MASTER FUND, LTD.
as a Lender

By:	/s/ David Koenig
	Name:	David Koenig
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

PEAK6 ACHIEVEMENT MASTER FUND LTD.
as a Lender

By: PEAK6 ADVISORS LLC, its investment manager

By:	/s/ Thomas Hricko
	Name:	Thomas Hricko
	Title:	COO

[Signature Page to Amendment No. 1]

BARCLAYS BANK PLC
as a Lender

By:	/s/ David Crowley
	Name:	David Crowley
	Title:	Managing Director

[Signature Page to Amendment No. 1]

THIRD AVENUE MANAGEMENT LLC, in its capacity as investment advisor

By:	/s/ W. James Hall
	Name:	W. James Hall
	Title:	General Counsel

[Signature Page to Amendment No. 1]

LITESPEED MASTER FUND LTD.
as a Lender

By:	/s/ Charles Murphy
	Name:	Charles Murphy
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1]

CREDIT SUISSE LOAN FUNDING LLC
as a Lender

By:	/s/ Michael Wotanowski
	Name:	Michael Wotanowski
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1]